Exhibit 99.1

Right Management Consultants, Inc. Files for Listing on the New York Stock Exchange


PHILADELPHIA,  October 29, 2002 -- Right Management  Consultants,  Inc. (Nasdaq:
RMCI),  a  global   consulting  firm   specializing  in  career  transition  and
organizational consulting services, today announced that it has filed an application for listing on the New York Stock Exchange ("NYSE").

The Company expects to begin trading on the NYSE on November 18, 2002 under the stock symbol "RHT." Until that time, the Company will continue trading on the Nasdaq National Market.

Richard J. Pinola, Right's Chairman and Chief Executive Officer, stated, "We are pleased to provide our stockholders the benefits of enhanced visibility and liquidity associated with trading on the world's premier capital market. Listing on the New York Stock Exchange reflects Right's substantial growth in providing quality services on a global basis."

"We are honored to welcome Right Management to the New York Stock Exchange," said NYSE Chairman and CEO Dick Grasso. "As a recognized world-class provider of career transition and organizational consulting services, Right Management will make an outstanding addition to the family of NYSE-listed companies. We look forward to providing their shareholders with unparalleled visibility and liquidity."

Right Management Consultants offers services to corporations of all sizes through a global network of more than 300 service locations and the Internet. The company is a worldwide leader in customized career transition solutions and also offers a wide range of organizational consulting services, including talent management, leadership development and organizational performance services. In combination, the two lines of business enable Right to help businesses manage the entire life cycle of their employees.

Certain statements contained in this press release are or may be deemed to be "Forward-Looking Statements" within the meaning of the Private Securities
Litigation Reform Act of 1995, including discussion and analysis, results of operation, and business plans or strategies that are not statements of historical fact. Such Forward-Looking Statements involve known and unknown risks, uncertainties and other important factors regarding the Company's business, operations and competitive environment that may cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such Forward-Looking Statements.


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                                    CONTACT:
                Charles J. Mallon, EVP & Chief Financial Officer
                     G. Lee Bohs, EVP, Corporate Development
                       Right Management Consultants, Inc.
                                  215-988-1588